                                  EXHIBIT 4.2


                               TABLE OF CONTENTS


ARTICLE I.  Offices . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1. Business Offices  . . . . . . . . . . . . . . . . . . .   3
         Section 2. Registered Office . . . . . . . . . . . . . . . . . . .   3

ARTICLE II.  Shareholders . . . . . . . . . . . . . . . . . . . . . . . . .   3
         Section 1.  Annual Meeting . . . . . . . . . . . . . . . . . . . .   3
         Section 2.  Special Meeting  . . . . . . . . . . . . . . . . . . .   3
         Section 3.  Place of Meeting . . . . . . . . . . . . . . . . . . .   4
         Section 4.  Notice of Meeting  . . . . . . . . . . . . . . . . . .   4
         Section 5.  Closing of Transfer Books or
                            Fixing of Record Date . . . . . . . . . . . . .   4
         Section 6.  Voting Record  . . . . . . . . . . . . . . . . . . . .   5
         Section 7.  Proxies  . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 8.  Quorum . . . . . . . . . . . . . . . . . . . . . . . .   5
         Section 9.  Voting of Shares . . . . . . . . . . . . . . . . . . .   5
         Section 10. Voting of Shares by Certain Holders  . . . . . . . . .   6
         Section 11. Conduct of Meetings  . . . . . . . . . . . . . . . . .   6

ARTICLE III. Board of Directors . . . . . . . . . . . . . . . . . . . . . .   7
         Section 1.  General Powers . . . . . . . . . . . . . . . . . . . .   7
         Section 2.  Number, Tenure and Qualifications  . . . . . . . . . .   7
         Section 3.  Vacancies  . . . . . . . . . . . . . . . . . . . . . .   7
         Section 4.  Regular Meetings . . . . . . . . . . . . . . . . . . .   8
         Section 5.  Special Meetings . . . . . . . . . . . . . . . . . . .   8
         Section 6.  Notice . . . . . . . . . . . . . . . . . . . . . . . .   8
         Section 7.  Presumption of Assent  . . . . . . . . . . . . . . . .   8
         Section 8.  Quorum and Voting  . . . . . . . . . . . . . . . . . .   9
         Section 9.  Compensation . . . . . . . . . . . . . . . . . . . . .   9
         Section 10. Executive and Other Committees . . . . . . . . . . . .   9
         Section 11. Meetings by Telephone  . . . . . . . . . . . . . . . .   9
         Section 12. Action Without a Meeting . . . . . . . . . . . . . . .   9

ARTICLE IV. Officers and Agents . . . . . . . . . . . . . . . . . . . . . .  10
         Section 1.  Number and Qualifications  . . . . . . . . . . . . . .  10
         Section 2.  Election and Term of Office  . . . . . . . . . . . . .  10
         Section 3.  Salaries . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 4.  Removal  . . . . . . . . . . . . . . . . . . . . . . .  10
         Section 5.  Vacancies  . . . . . . . . . . . . . . . . . . . . . .  10
         Section 6.  Authority and Duties of Officers . . . . . . . . . . .  10
                 (a)      Chairman of the Board . . . . . . . . . . . . . .  11
                 (b)      President . . . . . . . . . . . . . . . . . . . .  11
                 (c)      Vice-Presidents . . . . . . . . . . . . . . . . .  11
                 (d)      Secretary . . . . . . . . . . . . . . . . . . . .  11
                 (e)      Treasurer . . . . . . . . . . . . . . . . . . . .  11

ARTICLE V. Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section 1.  Issuance of Shares . . . . . . . . . . . . . . . . . .  12
         Section 2.  Certificates . . . . . . . . . . . . . . . . . . . . .  12

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
         Section 3.  Consideration for Shares . . . . . . . . . . . . . . .  12
         Section 4.  Lost Certificates  . . . . . . . . . . . . . . . . . .  13
         Section 5.  Transfer of Shares . . . . . . . . . . . . . . . . . .  13
         Section 6.  Holders of Record  . . . . . . . . . . . . . . . . . .  13
         Section 7.  Transfer Agents, Registrars
                            and Paying Agents . . . . . . . . . . . . . . .  13

ARTICLE VI. Indemnification . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 1.  Definitions  . . . . . . . . . . . . . . . . . . . . .  13
                 (a) Action . . . . . . . . . . . . . . . . . . . . . . . .  13
                 (b) Derivative Action  . . . . . . . . . . . . . . . . . .  14
                 (c) Third Party Action . . . . . . . . . . . . . . . . . .  14
                 (d) Indemnified Party  . . . . . . . . . . . . . . . . . .  14
         Section 2.  Third Party Actions  . . . . . . . . . . . . . . . . .  14
         Section 3.  Derivative Actions . . . . . . . . . . . . . . . . . .  14
         Section 4.  Success on Merits or Otherwise . . . . . . . . . . . .  15
         Section 5.  Determination  . . . . . . . . . . . . . . . . . . . .  15
         Section 6.  Payment in Advance . . . . . . . . . . . . . . . . . .  15
         Section 7.  Other Indemnification  . . . . . . . . . . . . . . . .  15
         Section 8.  Period of Indemnification  . . . . . . . . . . . . . .  16
         Section 9.  Insurance  . . . . . . . . . . . . . . . . . . . . . .  16
         Section 10. Right to Impose Conditions to
                            Indemnification . . . . . . . . . . . . . . . .  16

ARTICLE VII. Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 1.  Waivers of Notice  . . . . . . . . . . . . . . . . . .  17
         Section 2.  Voting of Securities by the Corporation  . . . . . . .  17
         Section 3.  Seal . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section 4.  Fiscal Year  . . . . . . . . . . . . . . . . . . . . .  17
         Section 5.  Amendments . . . . . . . . . . . . . . . . . . . . . .  17

                                     BYLAWS
                                       OF
                            THE EXPLORATION COMPANY


                                   ARTICLE I.

                                    Offices

         Section 1. Business Offices. The principal office of the corporation shall be maintained in any location selected by the Board of Directors. The corporation may have such other offices, either within or outside Colorado, as the board of directors may designate or as the business of the corporation may require from time to time.

         Section 2. Registered Office. The registered office of the corporation required by the Colorado Corporation Code to be maintained in Colorado may be, but need not be, identical with the principal office if in Colorado, and the address of the registered office may be changed from time to time by the board of directors.

                                  ARTICLE II.

                                  Shareholders

         Section 1. Annual Meeting. An annual meeting of the shareholders shall be held on such date as may be determined by the board of directors for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the election of directors shall not be held on the day designated by the Board of Directors for any annual meeting of the shareholders, or at any adjournment thereof, the board of directors shall cause the election to be held at a meeting of the shareholders as soon thereafter as conveniently may be held. Failure to hold an annual meeting as required by these bylaws shall not invalidate any action taken by the board of directors or officers of the corporation.

         Section 2. Special Meeting. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board, the president or the board of directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting. Business transacted at special meetings shall be confined to the purposes stated in the notice of the meeting.

         Section 3. Place of Meeting. Each meeting of the shareholders shall be held at such place, either within or outside Colorado, as may be designated in the notice of meeting, or, if no place is designated in the notice, at the principal office of the corporation.

         Section 4. Notice of Meeting. Except as otherwise prescribed by statute, written notice of each meeting of the shareholders stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, addressed to each shareholder at his or her address as it appears on the stock transfer books of the corporation, with postage thereon prepaid, but if three successive notices mailed to the last-known address of any shareholder of record are returned as undeliverable, no further notices to such shareholder shall be necessary until another address for such shareholder is made known to the corporation. If requested by a person or persons, other than the corporation, lawfully calling a meeting, the secretary shall give notice of such meeting at corporate expense.

         Section 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the board of directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in the case of a meeting of the shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of the shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of





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
shareholders entitled to vote at any meeting of the shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of the stock transfer books and the stated period of the closing has expired.

         Section 6. Voting Record. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of the shareholders, a complete record of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days before such meeting, this record shall be kept on file at the principal office of the corporation, whether within or outside Colorado, and shall be subject to inspection by any shareholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such record or transfer books or to vote at any meeting of the shareholders.

         Section 7. Proxies. At each meeting of the shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney in fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

         Section 8. Quorum. Except as otherwise required by the laws of Colorado or the articles of incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at each meeting of the shareholders, and the affirmative vote of a majority of the shares represented at a meeting at which a quorum is present and entitled to vote on the subject matter shall be the act of the shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time for a period not to exceed sixty days at any one adjournment without further notice other than an announcement at the meeting. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

         Section 9. Voting of Shares. Each outstanding share of record, regardless of class, is entitled to one vote, and each fractional share is entitled to a corresponding fractional vote, on each matter submitted to a vote of the shareholders either at a





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
meeting thereof or pursuant to Section 11 of this Article, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the articles of incorporation as permitted by the Colorado Corporation Code. In the election of directors each record holder of stock entitled to vote at such election shall have the right to vote the number of shares owned by him for as many persons as there are directors to be elected, and for whose election he or she has the right to vote. Cumulative voting shall not be allowed.

         Section 10. Voting of Shares by Certain Holders. Neither treasury shares nor shares held by another corporation if a majority of the shares entitled to vote for the election of directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

         Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the board of directors of such corporation may determine.

         Shares held by an administrator, executor, guardian or conservator may be voted by it, either in person or by proxy, without a transfer of such shares into its name. Shares standing in the name of a trustee may be voted by it, either in person or by proxy, but no trustee shall be entitled to vote shares held by it without a transfer of such shares into its name.

         Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into its name if authority so to do is contained in an appropriate order of the court by which such receiver was appointed.

         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Section 11. Conduct of Meetings. The chairman of the annual or any special meeting of the shareholders shall be the chairman of the board of the corporation (or in his or her absence, the president or any person designated by the board of directors), unless and until a different person is elected by a majority of the shares entitled to vote at such meeting.

         Meetings of shareholders shall be conducted in accordance with the following rules:

         (a) The chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the





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ruling of the chairman.

         (b) If disorder should arise which prevents continuation of the legitimate business of the meeting, the chairman may quit the chair and announce the adjournment of the meeting; and upon his or her so doing, the meeting is immediately adjourned.

         (c) The chairman may ask or require that anyone not a bona fide shareholder or proxy leave the meeting.

         (d) A resolution or motion shall be considered for vote only if proposed by a shareholder or a duly authorized proxy and seconded by an individual, who is a shareholder or a duly authorized proxy, other than the individual who proposed the resolution or motion.

                                  ARTICLE III.

                               Board of Directors

         Section 1. General Powers. The business and affairs of the corporation shall be managed by its board of directors, except as otherwise provided in the Colorado Corporation Code, the articles of incorporation or these bylaws.

         Section 2. Number, Tenure and Qualifications. The number of directors of the Corporation shall be not less than three (3) nor more than ten (10) as fixed by the Board of Directors. The number of directors may be increased or decreased from time to time by resolution of the Board of Directors, but no decrease shall have the effect of reducing the term of any incumbent director. Directors shall be elected at the annual meetings of the shareholders, except as provided in Section 3 of this Article, and each Director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. Directors need not be shareholders of the Corporation or residents of the State of Colorado, but they must be eighteen (18) years of age.

         Section 3. Vacancies. Any director may resign at any time by giving written notice- to the chairman of the board, the president or to the secretary of the corporation. A director's resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of directors shall be filled by the affirmative vote of a majority of the directors then in office or by an election at a meeting of the





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
shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

         Section 4. Regular Meetings. A regular meeting of the board of directors shall be held immediately after and at the same place as the annual meeting of the shareholders, or as soon as practicable thereafter at the time and place, either within or outside Colorado, determined by the board, for the transaction of such business as may come before the meeting. The board of directors may provide by resolution the time and place, either within or outside Colorado, for the holding of additional regular meetings.

         Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place as the place, either within or outside Colorado, for holding any special meeting of the board called by them.

         Section 6. Notice. Notice of each meeting of the board of directors stating the Place, day and hour of the meeting shall be given to each director at least two days prior thereto by the mailing of written notice, or at least two days prior thereto by personal delivery of written notice or by telephonic or telegraphic notice, except that in the case of a meeting to be held pursuant to Section 11 of this Article telephone notice may be given one day prior thereto. (The method of notice need not be the same to each director.) Notice shall be deemed to be given, if mailed, when deposited in the United States mail, with postage thereon prepaid, addressed to the director at his or her business or residence address; if personally delivered, when delivered to the director; if telegraphed, when the telegram is delivered to the telegraph company; if telephoned, when communicated to the director. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting unless otherwise required by statute.

         Section 7. Presumption of Assent. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the corporation immediately after the





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adjournment of the meeting.  Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 8. Quorum and Voting. A majority of the number of directors present in person shall constitute a quorum for the transaction of business at any meeting of the board of directors, and the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. If less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than an announcement at the meeting, until a quorum shall be present. No director may vote or act by proxy at any meeting of directors.

         Section 9. Compensation. By resolution of the board of directors, any director may be paid any one or more of the following: his or her expenses, if any, of attendance at meetings; a fixed sum for attendance at such meeting; stock options for shares of common stock of the corporation; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         Section 10. Executive and Other Committees. By one or more resolutions, the board of directors may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution establishing such committee, shall have and may exercise all of the authority of the board of directors, except as prohibited by statute. The delegation of authority to any committee shall not operate to relieve the board of directors or any member of the board from any responsibility imposed by law. Rules governing procedures for meetings of any committee of the board shall be as established by the committee, or in the absence thereof by the board of directors.

         Section 11. Meetings by Telephone. Unless otherwise provided by the articles of incorporation, members of the board of directors or any committee thereof may participate in a meeting of the board or committee by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other at the same time. Such participation shall constitute presence in person at the meeting.

         Section 12. Action Without a Meeting. Any action required or permitted to be taken at a meeting of the directors or any committee thereof may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors or committee members entitled to vote with respect to the subject matter thereof. Such consent (which may be signed in counterparts) shall have the same force and effect as a unanimous vote of the directors or committee members, and may be stated as such in any articles or documents filed with the office of the Secretary of State of Colorado under the Colorado Corporation Code, or other governmental agency.

                                  ARTICLE IV.

                              Officers and Agents

         Section 1. Number and Qualifications. The officers of the corporation shall be a chairman of the board, a president, a secretary and a treasurer.
The board of directors may also elect or appoint such other officers, assistant officers and agents, including one or more vice chairmen, vice presidents, a controller, assistant secretaries and assistant treasurers, as it may consider necessary. One person may hold more than one office, except that no person may simultaneously hold the offices of president and secretary. All officers must be at least eighteen years old.

         Section 2. Election and Term of Office. The officers of the corporation shall be elected by the board of directors, and such election may be held at any meeting thereof. Each officer shall hold office until his or her successor shall have been duly elected and shall have been qualified, or until his or her earlier death, resignation or removal.

         Section 3. Salaries. The salaries of the officers shall be as fixed from time to time by the board of directors, and no officer shall be prevented from receiving a salary by reason of the fact that he or she is also a director of the corporation.

         Section 4. Removal. Any officer or agent may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not in itself create contract rights.

         Section 5. Vacancies. Any officer may resign at any time, subject to any rights or obligations under any existing contracts between the officer and the corporation, by giving written notice to the chairman of the board or to the board of directors. An officer's resignation shall take effect at the time specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 6. Authority and Duties of Officers. The officers of the corporation shall have the authority and shall exercise the powers and perform the duties specified below and as may be additionally specified by the chairman of the board, the board of directors or these bylaws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law:





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
         (a) Chairman of the Board. The chairman of the board shall, subject to the direction and supervision of the board of directors, (i) preside at all meetings of the corporation's shareholders and board of directors and
(ii) perform such other duties as may be assigned to him or her from time to time by the board of directors.

         (b) President. The president, subject to the direction and supervision of the board of directors, shall (i) supervise the day-to-day operations of the corporation; (ii) in the absence of the chairman of the board, preside at all meetings of the shareholders and board of directors;
(iii) be the chief executive officer of the corporation and perform the duties of and have all of the powers of and be subject to all of the restrictions upon the chairman of the board in the event of the chairman's absence, refusal or inability to act or during a vacancy in the office of the chairman of the board; and (iv) perform all other duties incident to the office of president and as from time to time may be assigned to him or her by the chairman of the board or by the board of directors.

         (c) Vice-Presidents. The vice-president, if any, (or if there is more than one, then each vice-president) shall assist the president and shall perform such duties as may be assigned to him or her by the president, the chairman of the board or the board of directors. The vice-president, if there is one (or if there is more than one, then the vice-president designated by the board of directors, or if there by no such designation then the vice-presidents in order of their election), shall, at the request of the president, or in his or her absence or inability or refusal to act, perform the duties of the president, and when so acting have all of the powers of and be subject to all of the restrictions upon the president.

         (d) Secretary. The secretary shall: (i) keep the minutes of the proceedings of the shareholders, the board of directors and any committees of the board,- (ii) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (iii) be custodian of the corporate records and of the seal of the corporation; (iv) keep at the corporation's registered office or principal place of business within or outside Colorado a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar; (v) have general charge of the stock books of the corporation, unless the corporation has a transfer agent; and (vi) in general, perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the chairman of the board or by the board of directors. Assistant secretaries, if any, shall have the same duties and powers, subject to supervision by the secretary.

         (e) Treasurer. The treasurer shall: (i) be the principal financial officer of the corporation and have the care and custody





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of all its funds, securities, evidences of indebtedness and other personal property and deposit the same in accordance with the instructions of the board of directors; (ii) receive and give receipts and acquittances for moneys paid in on account of the corporation, and pay out of the funds on hand all bills, payrolls and other just debts of the corporation of whatever nature upon maturity; (iii) unless there is a controller, be the principal accounting officer of the corporation and as such prescribe and maintain the methods and systems of accounting to be followed, keep complete books and records of account, prepare and file all local, state and federal tax returns, prescribe and maintain an adequate system of internal audit, and prepare and furnish to the chairman of the board and the board of directors statements of account showing the financial position of the corporation and the results of its operations; (iv) upon request of the board, make such reports to it as may be required at any time; and (v) perform all other duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the chairman of the board or by the board of directors. Assistant treasurers, if any, shall have the same powers and duties, subject to the supervision by the treasurer.

                                   ARTICLE V

                                     Stock

         Section 1. Issuance of Shares. The issuance or sale by the corporation of any shares of its authorized capital stock of any class, including treasury shares, shall be made only upon authorization by the board of directors, except as otherwise may be provided by statute.

         Section 2. Certificates. The shares of stock of the corporation shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice-president and the secretary or an assistant secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. The signatures of the corporation's officers on any certificate may also be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of its issue. Certificates of stock shall be in such form consistent with law as shall be prescribed by the board of directors. No certificate shall be issued until the shares represented thereby are fully paid.

         Section 3. Consideration for Shares. Shares shall be issued for such consideration expressed in dollars (but not less than the





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
par value thereof) as shall be fixed from time to time by the board of directors. Treasury shares shall be disposed of for such consideration expressed in dollars as may be fixed from time to time by the board. Such consideration may consist, in whole or in part, of money, other property, tangible or intangible, or labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

         Section 4. Lost Certificates. In case of the alleged loss, destruction or mutilation of a certificate of stock the board of directors may direct the issuance of a new certificate in lieu thereof upon such terms and conditions in conformity with law as it may prescribe. The board of directors may in its discretion require a bond, in such form and amount and with such surety as it may determine, before issuing a new certificate.


         Section 5. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock books of the corporation.

         Section 6. Holders of Record. The corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, except as may be required by the laws of Colorado.

         Section 7. Transfer Agents, Registrars and Paying Agents. The board directors may at its discretion appoint one or more transfer agents, registrars or agents for making payment upon any class of stock, bond, debenture or other security of the corporation. Such agents and registrars may be located either within or outside Colorado. They shall have such rights and duties and shall be entitled to such compensation as may be agreed.

                                  ARTICLE VI.

                                Indemnification

Section 1. Definitions.    For purposes of this Article VI, the following terms
shall have the meanings set forth below:

                 (a) Action - Any threatened, pending or completed action, suit or proceeding , whether civil, criminal, administrative,





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
arbitrative or investigative;

                 (b) Derivative Action- Any Action by or in the right of the corporation to procure a judgment in its favor;

                 (c) Third Party Action   - Any Action other than a Derivative
Action; and

                 (d) Indemnified Party - Any person who is or was a party or is threatened to be made a party to any Action by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including without limitation any employee benefit plan of the corporation for which any such person is or was serving as trustee, plan administrator or other fiduciary.

         Section 2. Third Party Actions. The corporation shall indemnify any Indemnified Party against expenses (including attorneys' fees), judgments, fines, excise taxes, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any Third Party Action if, as determined pursuant to Section 5 below, he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal Action, had no reasonable cause to believe his or her conduct was unlawful. The termination of any Third Party Action by judgment, order, settlement, conviction or upon a plea of nolo contenders or its equivalent, shall not of itself create either a presumption that the Indemnified Party did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal Action, a presumption that the Indemnified Party had reasonable cause to believe that his or her conduct was unlawful.

         Section 3. Derivative Actions. The corporation shall indemnify any Indemnified Party against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection with the defense or settlement of any Derivative Action if, as determined pursuant to Section 5 below, he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person is or has been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such Action was brought determines upon application that, despite the adjudication of liability and in view of all circumstances of the case, such Indemnified Party is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.
If any claim that may be made by or in the





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
right of the corporation against any person who may seek indemnification under this Article VI is Joined with any claim by any other party against such person in a single Action, the claim by or in the right of the corporation (and all expenses related thereto) shall nevertheless be deemed the subject of a separate and distinct Derivative Action for purposes of this Article VI.

         Section 4. Success on Merits or Otherwise. If and to the extent that any Indemnified Party has been successful on the merits or otherwise in defense of any Action referred to in Section 2 or 3 of this Article VI, or in defense of any claim, issue, or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith without the necessity of any determination that he or she has met the applicable standards of conduct set forth in Section 2 or 3 of this Article VI.

         Section 5. Determination. Except as provided in Section 4, any indemnification under Section 2 or 3 of this Article VI (unless ordered by a court) shall be made by the corporation only upon determination that indemnification of the Indemnified Party is proper in the circumstances because he or she has met the applicable standards of conduct set forth in said Section 2 or 3. Any indemnification under Section 4 of this Article VI (unless ordered by a court) shall be made by the corporation only upon a determination by the corporation of the extent to which the Indemnified Party has been or would have been successful on the merits or otherwise. Any such determination shall be made (a) by a majority vote of a quorum of the whole board of directors consisting of directors who are not or were not parties to the subject Action or (b) upon the request of a majority of the directors who are not or were not parties to such Action, or if there be none, upon the request of a majority of a quorum of the whole board of directors, by independent legal counsel (which counsel shall not be the counsel generally employed by the corporation in connection with its corporate affairs) in a written opinion, or (c) by the shareholders of the corporation at a meeting called for such purpose.

         Section 6. Payment in Advance. Expenses (including attorneys' fees) or some part thereof incurred by an Indemnified Party in defending any Action, shall be paid by the corporation in advance of the final disposition of such Action if a determination to make such payment is made on behalf of the corporation as provided in Section 5 of this Article VI; provided that no such payment may be made unless the corporation shall have first received a written undertaking by or on behalf of the Indemnified Party to repay such amount unless it is ultimately determined that he or she is entitled to be indemnified by the corporation as authorized in this Article VI.





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
         Section 7. Other Indemnification. The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which any Indemnified Party or other person may be entitled under the articles of incorporation, any agreement, bylaw (including without limitation any other or further Section or provision of this Article VI), vote of the shareholders or disinterested directors or otherwise, and any procedure provided for by any of the foregoing, both as to action in his or her official capacity and as to action in another capacity while holding such office.

         Section 8. Period of Indemnification. Any indemnification pursuant to this Article VI shall continue as to any Indemnified Party who has ceased to be a director, officer, employee, or agent of the corporation or, at the request of the corporation, was serving as and has since ceased to be a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan of the corporation for which any such person served as trustee, plan administrator or other fiduciary, and shall inure to the benefit of the heirs and personal representatives of such Indemnified Party. The repeal or amendment of this Article VI or of any Section or provision thereof which would have the effect of limiting, qualifying or restricting any of the powers or rights of indemnification provided or permitted in this Article VI shall not, solely by reason of such repeal or amendment, eliminate, restrict or otherwise affect the right or power of the corporation to indemnify any person or affect any right of indemnification of such person, with respect to any acts or omissions which occurred prior to such repeal or amendment.

         Section 9. Insurance. By action of the board of directors, notwithstanding any interest of the directors in such action, the corporation may purchase and maintain insurance, in such amounts as the board may deem appropriate, on behalf of any Indemnified Party against any liability asserted against him or her and incurred by him or her in his or her capacity of or arising out of his or her status as an Indemnified Party, whether or not the corporation would have the power to indemnify him or her against such liability under applicable provisions of law.

         Section 10. Right to Impose Conditions to Indemnification. The corporation shall have the right to impose, as conditions to any indemnification provided or permitted in this Article VI, such reasonable requirements and conditions as to the board of directors or shareholders may appear appropriate in each specific case and circumstances, including but not limited to any one or more of the following: (a) that any counsel representing the person to be indemnified in connection with the defense or settlement of any Action shall be counsel mutually agreeable to the person to be indemnified and to the corporation; (b) that the corporation shall have the right, at its option, to assume and control the defense or





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
settlement of any claim or proceeding made, initiated or threatened against the person to be indemnified; and (c) that the corporation shall be subrogated, to the extent of any payments made by way of indemnification, to all of the indemnified person's right of recovery, and that the person to be indemnified shall execute all writings and do everything necessary to assure such rights of subrogation to the corporation.

                                  ARTICLE VII.

                                 Miscellaneous

         Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

         Section 2. Voting of Securities by the Corporation. Unless otherwise provided by resolution of the board of directors, on behalf of the corporation the chairman of the board, the president or any vice-president shall attend in person or by substitute appointed by him or her, or shall execute written instruments appointing a proxy or proxies to represent the corporation at, all meetings of the shareholders of any other corporation, association or other entity in which the corporation holds any stock or other securities, and may execute written waivers of notice with respect to any such meetings. At all such meetings and otherwise, the president or any vice-president, in person or by substitute or proxy as aforesaid, may vote the stock or other securities so held by the corporation and may execute written consents and any other instruments with respect to such stock or securities and may exercise any and all rights and powers incident to the ownership of said stock or securities, subject, however, to the instructions, if any, of the board of directors.

         Section 3. Seal. The corporate seal of the corporation shall be circular in form and shall contain the name of the corporation, the year of its organizational and the words "Seal, Colorado".

         Section 4. Fiscal Year. The fiscal year of the corporation shall be established by the board of directors.

         Section 5. Amendments. Subject to repeal or change of action of the shareholders, the power to alter, amend or repeal these bylaws and adopt new bylaws shall be vested in the board of directors.





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

Dated: October 1, 1984


                                        /s/ Stephen M. Gose, Jr.
                                      -----------------------------
                                      Stephen M. Gose, Jr.



                                        /s/ James E. Sigmon
                                      -----------------------------
                                      James E. Sigmon



                                        /s/ Stephen M. Gose, III
                                      -----------------------------
                                      Stephen M. Gose, III





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